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                                                                   Exhibit 10.84

Portions of this exhibit marked [*] are omitted and are requested to be treated confidentially.

                                                                  Execution Copy

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 15, 2002, among Incara Pharmaceuticals Corporation, a Delaware corporation ("Incara"), Aeolus Pharmaceuticals, Inc., a Delaware corporation, and the wholly owned subsidiary of Incara ("Aeolus"), Elan Pharma International Limited ("EPIL"), an Irish private limited liability company and wholly-owned subsidiary of Elan Corporation, plc., a public limited company incorporated under the laws of Ireland ("Elan") and Elan International Services, Ltd. ("EIS"), a Bermuda exempted limited liability company and wholly-owned subsidiary of Elan.

                                R E C I T A L S:


               A. Incara, Aeolus and EPIL wish to cooperate in the research, development and commercialization of the Compounds in the Field (each as defined in the Development Agreement (as defined herein)).

               B. Incara, Aeolus and EPIL desire to enter into an agreement which shall set forth the terms by which the parties shall cooperate in the research, development and commercialization of the Compounds.

               C. Incara desires to issue and sell to EPIL, and EPIL desires to purchase and receive from Incara, shares (the "Shares") of Incara's Series B preferred stock, par value U.S.$0.01 per share (the "Series B Preferred Stock"), which are convertible (initially, on a 10-to-1 basis) into shares of Incara's common stock, par value U.S.$0.001 per share (the "Common Stock") as provided in Incara's Amended and Restated Certificate of Incorporation (the "Certificate") (the Series B Preferred Stock and the Common Stock into which it is convertible are referred to herein as the "Securities").

               D. Incara and EIS desire to amend and restate the Registration Rights Agreement, dated December 21, 2000, among Incara and EIS (as amended and restated and as may be amended, the "Registration Rights Agreement"), to include all shares of the Common Stock issuable upon conversion of the Shares and to effect certain mutually agreeable modifications to such agreement.

               E. EPIL, Incara and Aeolus contemplate entering into a Development and Option Agreement, in the form attached hereto as Exhibit A (the "Development Agreement" and together with this Agreement, the Registration Rights Agreement and each other document or instrument executed and delivered in connection with the transactions contemplated hereby, the "Transaction Documents"), which shall set forth the terms by which the parties shall cooperate in the research, development and commercialization of the Compounds.

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                  Each term used herein but not otherwise defined, shall have the meaning assigned to such term in the Development Agreement.

                               A G R E E M E N T:

                  In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  SECTION 1. Closings. The closing of the Initial Purchase (as defined below) (the "Initial Closing") shall occur on the date (the "Initial Closing Date") and at such time that original counterparts of the documents contemplated hereby are exchanged and all conditions to the Initial Closing (as set forth in Section 2(d)) have been satisfied or waived. The closing of any Later Purchase (the closing of which is referred to herein as a "Later Closing"), shall occur within fifteen (15) business days after the date when the applicable Milestone Event (as defined below) has been met and when all conditions to such Later Closing (as set forth in Section 2(e)) have been satisfied or waived (the "Later Closing Date"). The Initial Closing and each Later Closing individually are referred to herein as a "Closing", and the Initial Closing Date and each Later Closing Date, individually, are referred to herein as a "Closing Date". The Initial Closing and each Later Closing shall be held at the offices of Reitler Brown LLC in New York City, New York (by means of facsimile or overnight mail) or as otherwise agreed by the parties.

                  SECTION 2.  Sale and Purchase.

                  (a) Initial Purchase. At the Initial Closing, subject to the terms and conditions hereof, Incara shall issue and sell to EPIL, and EPIL shall purchase from Incara, 416,204 shares of Series B Preferred Stock (the "Initial Purchase"), which was calculated at a price per share equal to twelve (12) times the average closing price of the Common Stock of Incara for the thirty (30) trading day period immediately prior to the Initial Closing Date (the "Initial Market Price"), for an aggregate purchase price of U.S.$3,000,000 (the "Initial Purchase Price").

                  (b) Milestone Purchases. Upon the occurrence of each of the following events (each a "Milestone Event"), subject to the terms and conditions hereof, EPIL shall purchase shares of Series B Preferred Stock, at a price per share equal to ten (10) times the average closing price of the Common Stock of Incara for the thirty (30) trading day period immediately prior to such Later Closing Date (with respect to each Later Closing and subject to adjustment pursuant to Section 2(g) below, the "Later Market Price"), for the aggregate purchase price as set forth below for such Later Closing (each, a "Later Purchase Price"):

                      (i) if at any time within 180 days of the Initial Closing Date, Incara closes (A) a sale of capital stock, or securities convertible into capital stock, of Incara to one or more investors in a single transaction (a "Third Party Equity Purchase") or (B) a collaboration transaction (other than any collaboration with EPIL or any of its affiliates or with any affiliate of Incara) with Incara or any of its wholly-owned subsidiaries (a "Third

                                        2

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         Party Collaboration"), in either case, pursuant to which Incara actually receives, (either directly or through dividend or repayment of debt from its wholly-owned subsidiaries), aggregate net cash proceeds (as of the closing of the Third Party Equity Purchase or the Third Party Collaboration and not contingent upon future events or occurrences) from independent, unaffiliated, third-party investors or collaborators of at least U.S.$3,000,000 (the "Preliminary Milestone"), EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, encumbrances, agreements, arrangements, commitments or other claims of any kind or character (collectively, "Liens"); provided, that such net cash proceeds must be received by Incara as a result of a single Third Party Equity Purchase or a single Third Party Collaboration and not from a combination of two or more such events;

                                    (ii)  if at any time prior to the
         termination of the Development Agreement, the Company reaches the IND Milestone with the Milestone Compound, EPIL shall purchase U.S.$500,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens;

                                    (iii) if at any time prior to the
         termination of the Development Agreement, the Company has obtained the IND Milestone with the Milestone Compound and then reaches the First Phase I Milestone with the Milestone Compound, EPIL shall purchase U.S.$500,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens;

                                    (iv)  if at any time prior to the
         termination of the Development Agreement, the Company has obtained the First Phase I Milestone with the Milestone Compound and then reaches the Second Phase I Milestone with the Milestone Compound, EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens;

                                    (v)   if at any time prior to the
         termination of the Development Agreement, the Company has obtained the Second Phase I Milestone with the Milestone Compound and then reaches the First Phase II Milestone with the Milestone Compound, EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens; and

                                    (vi)  if at any time prior to the
         termination of the Development Agreement, the Company has obtained the First Phase II Milestone with the Milestone Compound and then reaches the Second Phase II Milestone with the Milestone Compound, EPIL shall purchase U.S.$1,000,000 of duly and validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free and clear of all Liens.

                                        3

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For purposes of this Section 2(b), (x) the purchase obligations of EPIL shall be triggered by the first occurrence of each Milestone Event and (y) any subsequent occurrence of a previously achieved Milestone Event (whether with respect to another Compound or otherwise) shall not result in any additional purchase obligation on behalf of EPIL or any of its affiliates (as used in this Agreement, the term "affiliate" shall have the meaning assigned to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended). Incara hereby agrees to provide EPIL with written notify within 5 business days of the occurrence of any Milestone Event.

                  (c)      Delivery and Payment.

                           (i) At the Initial Closing, Incara or Aeolus, as the case may be, shall deliver to EPIL:

                                    (A) a certificate or certificates evidencing
                  the shares of Series B Preferred Stock as forth in Section 2(a) above;

                                    (B) the Amended and Restated Registration
                  Rights Agreement, in the form attached hereto as Exhibit B (the "Amended and Restated Registration Rights Agreement"), duly executed by Incara;

                                    (C) a Secretary's Certificate of Incara,
                  substantially in the form attached hereto as Exhibit C;

                                    (D) a Secretary's Certificate of Aeolus,
                  substantially in the form attached hereto as Exhibit C;

                                    (E) an Officer's Certificate of Incara,
                  substantially in the form attached hereto as Exhibit D;

                                    (F) an Officer's Certificate of Aeolus,
                  substantially in the form attached hereto as Exhibit D;

                                    (G) an opinion of counsel to Incara, in the
                  form attached hereto as Exhibit E;

                                    (H) the Development Agreement, in the form
                  attached hereto as Exhibit A, duly executed by Incara and Aeolus; and

                                    (I) all other documents, instruments and
                  writings reasonably requested by EPIL to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to EPIL.

                           (ii) At the Initial Closing, EPIL shall deliver to Incara or Aeolus, as the case may be:

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                                  (A) the Initial Purchase Price by wire
                  transfer of U.S.$3,000,000 to an account designated in writing by Incara prior to the Initial Closing;

                                  (B) the Amended and Restated Registration
                  Rights Agreement, duly executed by EIS;

                                  (C) the Development Agreement, in the form
                  attached hereto as Exhibit A, duly executed by EPIL; and

                                  (D) all other documents, instruments and
                  writings reasonably requested by Incara to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to Incara.

                           (iii) At each Later Closing, Incara or Aeolus, as the case may be, shall deliver to EPIL (or its designee):

                                  (A) a certificate or certificates evidencing
                  the shares of Series B Preferred Stock to be purchased by EPIL at such Later Closing;

                                  (B) a Secretary's Certificate of Incara,
                  substantially in the form attached hereto as Exhibit C;

                                  (C) an Officer's Certificate of Incara,
                  substantially in the form attached hereto as Exhibit D (which shall include a certification that the Milestone Event (as defined below) with respect to such Later Closing has occurred);

                                  (D) an opinion of counsel to Incara, in the
                  form attached hereto as Exhibit E; and

                                  (E) all other documents, instruments and
                  writings reasonably requested by EPIL to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to EPIL.

                           (iv) At each Later Closing, EPIL shall deliver to
         Incara:

                                  (A) the Later Purchase Price payable at such
                  Later Closing (as set forth in Section 2(b)(ii)) by wire transfer to an account designated in writing by Incara prior to such Later Closing; and

                                  (B) all other documents, instruments and
                  writings reasonably requested by Incara to be delivered to it pursuant to this Agreement, in form and substance reasonably satisfactory to Incara.

                  (d) Conditions to Initial Closing. The obligation of EPIL to effect the Initial Closing is subject to the satisfaction of the following conditions unless waived by EPIL:

                      (i) the representations and warranties of Incara and Aeolus contained in this Agreement and the Development Agreement shall be true and correct in all respects as of the date of such agreement and as of the Initial Closing Date as if made on and as of the Initial Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date);

                      (ii) Incara and Aeolus shall have each performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Initial Closing Date under (x) each Transaction Document and (y) the Securities Purchase Agreement, dated as of December 21, 2000 between Incara, EPIL and EIS (the "Prior Purchase Agreement") and each document entered into or delivered in connection with the Prior Purchase Agreement (collectively, the "Prior Purchase Documents"), as the case may be, and no material breach or default by Incara under any Transactions Document or Prior Purchase Document shall have occurred and be continuing;

                      (iii) Incara and/or Aeolus, as the case may be, shall have made the closing deliveries set forth in Section 2(c)(i); and

                      (iv) all permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery, filing and/or performance of each Transaction Document and the certificates evidencing the Series B Preferred Stock or the consummation of the transactions contemplated hereby and thereby shall have been obtained or taken.

                  (e) Conditions to each Later Closing. The obligation of EPIL to effect a Later Closing is subject to the satisfaction of the following conditions unless waived by EPIL:

                      (i)   the Initial Closing shall have occurred;

                      (ii) EPIL shall have received any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996 (Ireland), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other similar law or regulation (collectively, the "Applicable Anti-Trust Laws");

                      (iii) the representations and warranties of Incara and Aeolus contained in this Agreement and the Development Agreement shall be true and correct in all respects as of the date of such agreement and as of such Later Closing Date as if made on and as of such Later Closing Date (except that such representations and warranties made as of a specified date shall be true and correct as of such date);

                      (iv) Incara and Aeolus shall have each performed and complied with all covenants and agreements required to be performed or complied with on or prior to such

                                        6

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         Later Closing Date under (x) each Transaction Document (including the occurrence of any prior Milestone Event required to have occurred prior to the achievement of the Milestone Event triggering such Later Closing) and (y) each Prior Purchase Documents, as the case may be, and no material breach or default by Incara under any Transactions Document or Prior Purchase Document shall have occurred and be continuing;

                      (v) Incara and/or Aeolus, as the case may be, shall have made the closing deliveries set forth in Section 2(c)(i);

                      (vi) there shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of either Incara or Aeolus since the date of the immediately preceding Closing, but not including a change in the listing of the Common Stock of Incara from the Nasdaq National Market to the Nasdaq SmallCap Market;

                      (vii) all permits, consents, approvals, licenses, orders, authorizations, registrations, declarations, filings and other actions that are required in connection with the execution, delivery, filing and/or performance of each Transaction Document and the certificates evidencing the Series B Preferred Stock or the consummation of the transactions contemplated hereby and thereby shall have been obtained or taken;

                      (viii) with respect to the Later Closing triggered by the occurrence of the IND Milestone, the Steering Committee shall have approved the Phase I plan prepared by Aeolus with respect to the Milestone Compound;

                      (ix) with respect to the Later Closing triggered by the occurrence of the Second Phase I Milestone, the Steering Committee shall have approved the Phase II plan prepared by Aeolus with respect to the Milestone Compound;

                      (x) shares of Common Stock of Incara continue to be traded on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market; and

                      (xi) the Development Agreement shall be in effect and enforceable as to all parties thereto.

                  (f) Issuance of Securities. EPIL hereby assigns to EIS its right to receive all Securities purchased by EPIL under this Agreement and EIS hereby agrees to pay to EPIL upon the receipt by EIS of such Shares an amount equal to the purchase price paid by EPIL for such Shares hereunder in return for similar consideration paid by EPIL to Incara. Incara and EPIL hereby agree that all Securities purchased by EPIL under this Agreement shall be issued beneficially in the name of "Elan International Services, Ltd." and delivered to EIS, without any further action on behalf of EIS.

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                  (g) Restriction on Later Closings.  During this Agreement:

                      (i) if at a Later Closing the Later Market Price is equal to or greater than $6.01, which is ten (10) times the average of the closing price of the Common Stock of Incara for the thirty (30) trading day period immediately prior to the Initial Closing Date (the "Initial Closing Price"), EPIL shall purchase at the Later Market Price all shares of Series B Preferred Stock required to be purchased by EPIL pursuant to such Later Closing;

                      (ii) if at a Later Closing the Later Market Price is less than the Initial Closing Price, EPIL shall purchase at the Later Market Price up to an aggregate maximum of 279,158 shares of Series B Preferred Stock (as such number may be adjusted for stock splits, combinations, recapitalizations, reclassifications and dividends effected subsequent to the date hereof, the "Later Closing Maximum Shares"), which represents (on an as converted basis) less than 20% of the Common Stock of Incara issued and outstanding on the date hereof; and

                      (iii) if at a Later Closing the Later Market Price is less than the Initial Closing Price and EPIL has purchased all of the available Later Closing Maximum Shares, then Incara shall have 120 days to obtain the necessary approval of its stockholders and any governmental entity to permit the purchase by EPIL of all additional Shares required to be purchased hereunder at the then-applicable Later Market Price. If Incara is unable to obtain such approvals within such period, EPIL shall have the right, in its sole discretion, to purchase, at the Initial Closing Price, any remaining Shares otherwise required to be purchased and, if so purchased by EPIL, EPIL shall be entitled to the remedies available to EPIL under the Development Agreement in the case of a breach under Section 12.3 of the Development Agreement.

                  (h) Exemption from Registration. The Securities and any underlying shares of Incara Common Stock will be issued under an exemption or exemptions from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the certificates evidencing the Series B Preferred Stock and any shares of Incara Common Stock or other securities issuable upon the exercise, conversion or exchange of any of the Securities shall, upon issuance, contain a legend, substantially in the form as follows:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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                  (i) Amendment to Registration Rights Agreement. EIS and Incara
agree to amend the Registration Rights Agreement so as to include all shares of Common Stock issuable upon conversion of the Shares purchased hereunder within the definition of "Registrable Securities", and to incorporate all prior amendments to such agreement in a comprehensive amended and restated agreement.

                  (j) Amendment to Certificate of Incorporation of Incara.

                      (i) Incara hereby agrees, and to seek all required approval of its stockholders (the "Stockholder Approval"), to cause the Certificate as in effect as of the date hereof (the "Existing Charter"), to be amended and restated to incorporate the changes to the terms of its Series B Preferred Stock and Series C Preferred Stock, set forth in Exhibit F hereto (the "Amendment"), including, without limitation, calling a special meeting of the stockholders to be held within 90 days of the date hereof to authorize and approve the Amendment, and recommending the authorization and approval of the Amendment to its stockholders in the proxy statement to be delivered to its stockholders in connection with such special meeting.

                      (ii) Each of EIS and EPIL agree that, until the Amendment is effective:

                           (x) it shall not convert any share of Series B
                  Preferred Stock pursuant to the conversion rights under the Existing Charter unless such share of Series B Preferred Stock has been issued and outstanding for not less than two years; provided, that each of EIS and EPIL may, at its option, convert its respective shares of Series B Preferred Stock into fully paid, non-assessable shares of Series B Conversion Stock (as defined in the Existing Charter) in the event that there shall occur a Significant Transaction (as defined in the Existing Charter) or:

                               (I) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after such consolidation, merger or reorganization (other than any consolidation or merger effected exclusively to change the domicile of the Company);

                               (II)  any transaction or series of related
                      transactions in which securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities are acquired by a person, entity or group of related persons or entities; or

                               (III) any sale, lease, exclusive license or other
                      disposition of all or substantially all of the assets of the Company; and

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                            (y) it shall not transfer any shares of Series B
                  Preferred Stock to any of its affiliates without such transferee's written agreement to be bound by the restrictions on conversion of such shares set forth in clause (x) of this
                  Section 2(j)(ii).

                      (iii) Incara agrees that, until the Amendment is effective, it shall be bound by the provisions of the Amendment as if the amendments set forth in the Amendment had been previously included in the Certificate as of the date of this Agreement.

                  (k) Waiver of Right to Appoint Director. Notwithstanding the rights of EIS pursuant to Section 5(b) of the Prior Purchase Agreement, effective until the second anniversary of the Initial Closing Date, EIS hereby waives its right to nominate or appoint a director to the board of directors of Incara under Section 5(b) of the Prior Purchase Agreement; provided, that EIS shall continue to have, during the term of such waiver, the right to select an individual to attend all meetings of the board of directors of Incara and to receive all notices and other correspondence and communications sent to members of the board of directors of Incara (the "Observer Rights"); provided further that the Observer Rights shall not apply to any meeting or action related to an existing or proposed transaction between Incara and EIS (or any of its affiliates) as to which a director appointed to the board of director of Incara by EIS would be required to abstain from voting as a director due to a conflict of interest.

                  (l) Waiver of Right to Vote Shares of Incara Stock. Effective until the second anniversary of the Initial Closing Date, EIS and EPIL each hereby (i) waives its right to vote (including with respect to the election of directors of Incara), any shares of capital stock of Incara held by EIS, EPIL (including all shares acquired by EIS or EPIL pursuant to this Agreement or the Prior Purchase Agreement or by upon conversion or exercise of any security acquired or right granted under this Agreement or the Prior Purchase Agreement), except as required by non-waivable provisions of applicable law and (ii) agrees to condition any transfer of any shares of capital stock of Incara held by EIS, EPIL upon such transferee's written agreement to be bound by the restrictions on voting of such shares set forth in this Section 2(l).

                  SECTION 3. Representations and Warranties of Incara and Aeolus. Incara and Aeolus hereby, jointly and severally, represent and warrant to EPIL, as of the date of this Agreement and as of each Closing Date, as follows:

                  (a) Organization and Qualification. (i) Incara is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Incara is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of Incara taken as a whole (an "Incara Material Adverse Effect").

                      (ii) Aeolus is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Aeolus is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of Incara taken as a whole (an "Aeolus Material Adverse Effect").

                  (b) Capitalization.

                      (i) As of the Initial Closing Date, the authorized capital stock of Incara consists solely of: (A) 80,000,000 shares of Common Stock of which 13,957,908 are issued and outstanding; and (B) 3,000,000 shares of preferred stock, par value $0.01 per share; comprised of (x) 600,000 shares of Series B Preferred Stock of which 87,290 are issued and outstanding, prior to the shares issued pursuant to this Agreement, and (y) 20,000 shares of Series C Preferred Stock, par value $0.01, per share (the "Series C Preferred Stock") of which 12,015 are issued and outstanding (all shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock shall be collectively referred to from time to time as "Capital Stock").

                      (ii) Incara has reserved a sufficient number of shares of Incara Common Stock for issuance upon conversion of the Series B Preferred Stock and Series C Preferred Stock and 4,282,713 shares of Common Stock for issuance under Incara's 1994 Stock Option Plan and 173,414 shares of Common Stock for issuance under Incara's 1995 Employee Stock Purchase Plan.

                      (iii) There are no preemptive rights, voting agreements, rights of first offer or refusal, options, warrants or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable or exchangeable for or into, any shares of Capital Stock (collectively, "Preemptive Rights"), except as described on Schedule 3(b). There are no agreements to register any of Incara's outstanding securities under U.S. federal securities laws, other than the Amended and Restated Registration Rights Agreement and except as described on Schedule 3(b). No dividends on any shares of Capital Stock have been declared but not yet paid.

                      (iv) All of the outstanding shares of Capital Stock have been issued in accordance with applicable state and federal laws and regulations (or exemptions therefrom) governing the sale and purchase of securities, all of such shares have been duly and validly issued and are fully paid and non-assessable. Incara is not subject to any liability for any claim that Incara violated any applicable Federal or state securities laws in connection with the issuance of its Capital Stock or other securities. The Shares, when issued against payment therefore in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and in each case will not be issued in violation of any Preemptive Rights. The shares of Common Stock issuable upon conversion of the Shares (the "Underlying Shares"), when issued upon conversion in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable, will be free and clear of all Liens and will not be issued in violation of any Preemptive Rights. There are no restrictions on the transfer of the Shares or the Underlying Shares, other than those imposed by relevant Federal and state securities laws.

                      (v) Incara is the beneficial and record holder of all shares of outstanding capital stock of Aeolus. There are no preemptive rights, rights of first offer or refusal, options, warrants or other conversion privileges or rights presently outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into or exercisable or exchangeable for or into, any shares of capital stock of Aeolus.

                  (c) Authorization of Transaction Documents. (i) Incara has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Incara of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities and the Underlying Shares) have been duly authorized by all requisite corporate action by Incara and, when executed and delivered by Incara, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of Incara, enforceable against Incara in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                      (ii) Aeolus has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Aeolus of this Agreement and each of the other Transaction Documents to which it is a party have been duly authorized by all requisite corporate action by Aeolus and, when executed and delivered by Aeolus, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligations of Aeolus, enforceable against Aeolus in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (d) No Violations. (i) The execution, delivery and performance by Incara of this Agreement and each of the other Transaction Documents to which it is a party (including the issuance and sale of the Securities) and the compliance with the provisions hereof and thereof by

Incara do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any properties or assets of Incara under (x) the Certificate of Incorporation or bylaws of Incara, (y) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Incara or any of its properties or assets or (z) any contract or agreement affecting Incara, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have an Incara Material Adverse Effect. As used herein, the term "Encumbrance" shall mean any lien, charge, encumbrance, claim, option, proxy, pledge, security interest, or other similar right of any nature other than inchoate statutory tax liens securing payments not yet due and payable or due but not yet delinquent.

                      (ii) The execution, delivery and performance by Aeolus of this Agreement and the compliance with the provisions hereof by Aeolus do not violate, conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrance upon any properties or assets of Aeolus under (x) the Certificate of Incorporation or bylaws of Aeolus, (y) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Aeolus or any of its properties or assets or (z) any contract or agreement affecting Aeolus, except, in each case, where such violation, conflict, breach, default, termination, cancellation, acceleration or Encumbrance would not, individually or in the aggregate, have an Aeolus Material Adverse Effect.

                  (e) Approvals. Except as set forth on Schedule 3(e) and for consent which may be required under Applicable Anti-Trust Laws, no permit, authorization, consent, approval, or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the other Transaction Documents (including the issuance and sale of the Securities) by Incara or by Aeolus.

                  (f) Financial Statements. The Annual Report on Form 10-K filed by Incara with the Securities and Exchange Commission (the "SEC") on December 21, 2001 contains the audited consolidated balance sheets of Incara at September 30, 2001 and September 30, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, together with the reports and opinions thereon of PricewaterhouseCoopers LLP, and the Quarterly Report on Form 10-Q filed by Incara with the SEC on February 14, 2002 contains the unaudited consolidated balance sheet of Incara at December 31, 2001 and the related consolidated statements of operations and cash flows for the three months then ended (collectively, the "Financial Statements"). The Financial Statements are accurate and complete and fairly present, in all material respects, the financial position of Incara and the results of its operations and its cash flows at such dates and for the periods indicated and were prepared in conformity in all material respects with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated therein). As of the Initial Closing Date, Incara has not incurred and is not liable for any material liabilities or obligations required to be disclosed on the Financial Statements in accordance with United States generally accepted accounting principles, except as set forth in the Financial Statements or
Schedule 3(f).

                  (g) Taxes. Incara has filed in a timely manner any federal, state, local and foreign tax returns, reports and filings with the appropriate Governmental Authorities (as defined below) in all jurisdictions in which such returns, reports and filings are required to be filed (collectively, the "Returns"), including income, franchise, property and other taxes, and has paid or accrued the appropriate amounts reflected on such Returns heretofore required to be filed. All such returns, reports and filings are true, correct and complete. Except as set forth on Schedule 3(g), none of the Returns have been audited or challenged, nor has Incara received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority. All Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) due from and payable by Incara have been fully paid on a timely basis. Incara is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" as of the Initial Closing Date within the meaning of Section 280G of the Internal Revenue Code (the "Code"). Incara has complied and will comply with all applicable laws relating to the payment and withholding of taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, have withheld from wages, fees and other payments and paid over to the proper Governmental Authorities all amounts required.

                  (h) Plans. As of the Initial Closing Date, except as set forth on Schedule 3(h), which sets forth an accurate and complete list and description of all employee benefit plans maintained or sponsored by Incara or to which Incara is required to make contributions (the "Benefit Plans"), Incara does not maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, savings, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock appreciation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, or within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of Incara. The Benefit Plans have been and are administered in substantial compliance with their terms and the requirements of applicable law. No Benefit Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Benefit Plan is subject to Title IV of ERISA. During the past five years, neither Incara nor any business or entity then controlling, controlled by, or under common control with Incara contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA (no representation is made as to plans administered by Interneuron Pharmaceuticals, Inc., who owned a majority of Incara's Common Stock prior to August 1999). Incara has satisfied all funding, compliance and reporting requirements for all Benefit Plans. With respect to each Benefit Plan, Incara has timely paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the Financial Statements. None of the execution and delivery of this Agreement by the parties hereto, the performance by any party to this Agreement of their respective obligations or undertakings contemplated under this Agreement, or the consummation of the transactions contemplated under this Agreement will (A) entitle any employee of Incara to severance pay or termination benefits, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

                  (i) Absence of Certain Events.

                      (i) Since September 30, 2001, except as contemplated by the Transaction Documents, or, as set forth on Schedule 3(i), Incara has operated in the ordinary course consistent with past practice and there has not been, other than in the ordinary course of business consistent with past practice:

                          (A) any declaration, setting aside or payment of any
                  dividend or other distribution with respect to any shares of the Capital Stock or other securities of Incara or any direct or indirect redemption, purchase or other acquisition of any such shares or securities;

                          (B) any recapitalization, reclassification, stock
                  dividend, stock split or like change in capitalization with respect to Incara;

                          (C) any acquisition on behalf of Incara, by merger,
                  consolidation, purchase of a substantial portion of assets or equity interests, or by any other manner, of any business, person, or division of either thereof, or of any assets which are material, individually or in the aggregate, to Incara;

                          (D) any creation of any Lien on, or any assignment or
                  other disposition of, any property of Incara, except in the ordinary course of business consistent with past practice, and except to the extent such Liens, assignments and dispositions, together with all other such Liens, assignments and dispositions, would not have an Incara Material Adverse Effect;

                          (E) any (I) change in any bonus, commission, pension,
                  profit-sharing or other benefit or compensation plan, policy, or arrangement or commitment or (II) increase in any such compensation, bonus, commission, pension, profit-sharing or other benefit payable now or in the future;

                          (F) any material damage, destruction or loss (whether
                  or not covered by insurance) affecting any asset of Incara or Aeolus;

                                (G) any (I) grant of severance or termination
                  pay to any director, officer, employee, consultant or independent contractor of Incara, (II) execution of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or independent contractor of Incara, (III) increase in benefits payable under existing severance or termination pay policies of Incara or under employment or other agreements to which Incara is a party, or (IV) acceleration of the time or payment or vesting of compensation of any director, officer, employee, consultant or independent contractor of Incara, except (x) in the case of clauses (III) and (IV) any such increase as may be required under an existing agreement, and (y) any such grant, execution, increase or acceleration involving any employee (other than an officer or a director), consultant or independent contractor made in the ordinary course of business, consistent with past practice;

                                (H) any incurrence or assumption by, or on
                  behalf of, Incara of any liabilities, obligations of indebtedness for borrowed money or for the deferred purchase price of property or services, or any guarantee of any such liabilities, obligations or indebtedness, other than in the ordinary course of business, consistent with past practice;

                                (I) any cancellation of any material
                  indebtedness (individually or in the aggregate) or waiver of any material claims or material rights owned by Incara;

                                (J) any election relating to taxes on behalf of
                  Incara or any change in the method of accounting for tax purposes for Incara;

                                (K) any financing, joint venture, license or
                  similar arrangement entered into by Incara that would limit or restrict its ability to perform its obligations hereunder and under each of the other Transaction Documents;

                                (L) any event, occurrence, development,
                  circumstance or fact which has had or would reasonably be expected to have an Incara Material Adverse Effect except for a change in the listing of the Common Stock of Incara from the Nasdaq National Market to the Nasdaq SmallCap Market; and

                                (M) any agreement, whether in writing or
                  otherwise, to directly or indirectly take any of the actions specified in the foregoing items (A) through (L).

                           (ii) Without limiting the generality of the foregoing, since September 30, 2001, except as set forth on Schedule 3(i), there has not been (A) any lapse of any of trade secrets, inventions, patents, patent applications or continuations (in whole or in part), trademarks, trademark registrations, service marks, service mark registrations, copyrights, copyright registrations, or any application therefore or filing in respect thereof (collectively, and together with any and all know-how, trade secrets and proprietary business or technology information, the "Intellectual Property") of Incara that could reasonably be expected to result in an Incara Material Adverse Effect; (B) loss of the services of any of the key officers or key employees of Incara; (C) any incurrence of or entry into any mortgage, Encumbrance, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party's obligations in excess of U.S. $250,000; or (D) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of Incara from those reflected on the Financial Statements, except changes in the ordinary course of business and changes that have not had or could not reasonably be expected to have, individually or in the aggregate, an Incara Material Adverse Effect.

                  (j) No Liabilities. Since September 30, 2001, Incara has not incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business and except any such liability or obligation that have not had and could not reasonably be expected to have, individually or in the aggregate, an Incara Material Adverse Effect.

                  (k) Properties and Assets; Etc.

                      (i) Except as set forth on Schedule 3(k), as of the Initial Closing Date Incara has good and marketable title to its properties and assets shown in the Financial Statements to be owned by Incara, and has valid leasehold interests to the properties and assets shown in the Financial Statements to be leased by Incara, in the case of owned property, subject to no Encumbrances.

                      (ii) Incara owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have an Incara Material Adverse Effect. All of the Intellectual Property which is owned by Incara is owned free and clear of all Encumbrances; none of Incara's rights in or use of the Intellectual Property has been or, to Incara's knowledge, is currently threatened to be challenged; to Incara's knowledge, without making any inquiry other than those, if any, routinely conducted by Incara in the ordinary course of business, no current or currently planned product based upon Incara's Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if Incara were to distribute, sell, market or manufacture such products, and Incara is not aware of any actual or threatened claim by any person or entity alleging any infringement by Incara of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. Except as disclosed on
         Schedule 3(k), none of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated.

                      (iii) Except as disclosed on Schedule 3(k), Incara has filed with the SEC all contracts that it believes are to be material. Each is a legal and valid agreement binding upon Incara and, to Incara's knowledge, is in full force and effect. To Incara's knowledge, there is no material breach or default by any party thereunder.

                           (iv)   Incara has and maintains adequate and
         sufficient insurance, including liability, casualty, workers' compensation and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

                           (v) Incara, its business and properties and assets are in compliance in all material respects with all applicable Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders, including without limitation, those relating to (A) health, safety and employee relations, (B) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment and (C) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities.

                           (vi) Aeolus owns or possesses sufficient legal rights to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of its business as presently conducted, other than any failure to own or possess sufficient legal rights which, individually or in the aggregate, would not have an Aeolus Material Adverse Effect. All of the Intellectual Property which is owned by Aeolus is owned free and clear of all Encumbrances; none of Aeolus' rights in or use of the Intellectual Property has been or, to Aeolus' knowledge, is currently threatened to be challenged; to Aeolus' knowledge, without making any inquiry other than those, if any, routinely conducted by Aeolus in the ordinary course of business, no current or currently planned product based upon Aeolus' Intellectual Property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if Aeolus were to distribute, sell, market or manufacture such products, and Aeolus is not aware of any actual or threatened claim by any person or entity alleging any infringement by Aeolus of a patent, trademark, service mark, trade name or copyright possessed by such person or entity. Except as disclosed on
         Schedule 3(k), none of such Intellectual Property, whether foreign or domestic, has been canceled, abandoned, or otherwise terminated.

                           (vii)  Aeolus has and maintains adequate and
         sufficient insurance, including liability, casualty, workers' compensation and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

                           (viii) Aeolus, its business and properties and assets are in compliance in all material respects with all applicable Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders, including without limitation, those relating to (A) health, safety and employee relations, (B) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment and (C) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable applicable foreign regulatory authorities.

                  (l) Legal Proceedings, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental or investigation pending, or to Incara's knowledge, threatened against Incara, or any director, officer or employee of Incara in their capacities as such that (i) challenges the validity or performance of this Agreement or the other Transaction Documents or (ii) could reasonably be expected to have an Incara Material Adverse Effect. Incara is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of Federal, state, local, foreign or other court, governmental department, commission, agency, board, bureau, instrumentality or arbitrator (collectively, "Governmental Authority") applicable to its business, other than any violation or default which, individually or in the aggregate, would not have an Incara Material Adverse Effect.

                  (m) Disclosure. The representations and warranties set forth herein and in the other Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading in light of the circumstances in which they were made.

                  (n) Brokers or Finders. There have been no investment bankers, brokers or finders used by Incara or Aeolus in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

                  (o) SEC Filings. Incara has filed with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "SEC Filings") required to be filed by Incara on or before the date hereof. At the time filed, the SEC Filings, including without limitation, any financial statements, exhibits and schedules included therein or documents incorporated therein by reference (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be.

                  SECTION 4. Representation and Warranties of EPIL and EIS. EPIL and EIS hereby represent and warrant (individually as to itself) to Incara and Aeolus, as of the date hereof, as follows:

                  (a) Organization. EPIL is a private limited liability company, duly organized, validly existing and in good standing under the laws of Ireland and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions to which it is a party contemplated hereby. EPIL, where applicable, is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EPIL, as applicable (an "EPIL Material Adverse Effect"). EIS is an exempted limited liability company, duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions to which it is a party contemplated hereby. EIS, where applicable, is duly qualified as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), or prospects of EIS, as applicable (an "EIS Material Adverse Effect").

                  (b) Authorization of Transaction Documents. Each of EPIL and EIS has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by each of EPIL and EIS of this Agreement and each other Transaction Document to which it is a party (including the purchase and acceptance of the Securities) have been duly authorized by all requisite corporate action by EPIL and EIS and, when executed and delivered by EPIL and EIS, this Agreement and each of the other Transaction Documents to which it is a party will be the valid and binding obligation of EPIL and EIS, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (c) No Violation. The execution, delivery and performance by EPIL and EIS of this Agreement and each other Transaction Document to which each of them is a party (including the purchase and acceptance of the Securities) and compliance with provisions hereof and thereof by EPIL and EIS will not violate conflict with or constitute or result in a breach of or default under (or an event which with notice or passage of time or both would constitute a default) or give rise to any right of termination, cancellation or acceleration under (i) the respective charter or bylaws of EPIL or EIS, (ii) applicable law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to EPIL or EIS or any of their respective properties or assets or
(iii) any material contract to which EPIL or EIS is a party, except, in each case, where such violation, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, have an EPIL Material Adverse Effect or an EIS Material Adverse Effect.

                  (d) Approvals. Except for consents which may be required under Applicable Anti-Trust Laws, no material permit, authorization, consent, approval or order of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by EPIL or EIS or the other Transaction Documents to which it is a party.

                  (e) Investment Representations.

                      (i) Each of EPIL and EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents to which it is a party, and has the capacity to protect its own interests. Neither EPIL nor EIS has been formed solely for the purpose of entering into the transactions described herein and therein and each is acquiring the Securities (and the Underlying Shares) for investment for its own account, not as a nominee or agent, and not with the view to, or for resale or distribution thereof, in whole or in part, and no other person has a direct or indirect interest, beneficial or otherwise in the Securities (or the Underlying Shares); provided, however, that EPIL and EIS shall be permitted to convert or exchange such Securities in accordance with their terms.

                      (ii) EPIL and EIS acknowledge their understanding that the private placement and sale of the Securities (and the Underlying Shares) is exempt from registration under the Securities Act. In furtherance thereof, EPIL and EIS each represents and warrants that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in Incara.

                      (iii) Each of EPIL and EIS agrees that it shall not sell or otherwise transfer any of the Securities (or the Underlying Shares) without registration under the Securities Act or pursuant to an exemption from registration, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because, among other reasons, none of the Securities (or the Underlying Shares) have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. Each of EPIL and EIS understands that Incara is under no obligation to register the Securities (or the Underlying Shares) on its behalf with the exception of certain registration rights, as provided in the Amended and Restated Registration Rights Agreement. EPIL and EIS understand the lack of liquidity and restrictions on transfer of the Securities (and the Underlying Shares) and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

                  (f) Legal Proceedings, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of either EPIL or EIS threatened, against EPIL or EIS that challenges the validity or performance of this Agreement or the other Transaction Documents to which EPIL and EIS or any of their affiliates is a party.

                  (g) Brokers or Finders. There have been no investment bankers, brokers or finders used by EPIL or EIS or their affiliates in connection with the transactions contemplated by the Transaction Documents and no persons or entities are entitled to a fee or compensation in respect thereof.

                  SECTION 5.  Covenants of the Parties.

                  (a) Confidentiality; Non-Disclosure.

                      (i) Subject to clause (ii) below, from and after the date hereof, Incara, Aeolus, EPIL and EIS (and their respective affiliates) shall not disclose to any person or entity the terms of this Agreement or the other Transaction Documents or the contents thereof or the parties thereto, except that such parties may make such disclosure (x) to their directors, officers, employees and advisors, and potential bank creditors and investors, so long as they shall have advised such persons of the obligation of confidentiality herein and for whose breach or default the disclosing party shall be responsible or (y) as required by applicable law, rule, regulation or judicial or administrative process, provided that the disclosing party uses commercially reasonable efforts to obtain an order or ruling protecting the confidentiality of confidential information of the other party contained herein or therein and notifies the other party prior to such disclosure so that such other party may, if it chooses, seek such relief. The parties shall be entitled to seek injunctive or other equitable relief in respect of any breach or threatened breach of the foregoing covenant without the requirement of posting a bond or other collateral. This Section 5(a)(i) shall not restrict the ability of EPIL, EIS or their affiliates to complete and file with the Securities and Exchange Commission all required reports and filings to be made by EPIL or EIS as a stockholder of Incara, without the prior consent of Incara.

                      (ii) Prior to issuing the initial press release or public disclosure in respect of this Agreement or the transactions contemplated hereby (the "Initial Press Release") by Incara or Aeolus, the party proposing such issuance shall obtain the consent of EPIL to the contents thereof, which consent shall not be unreasonably withheld or delayed. Thereafter, Incara may issue press releases made in the ordinary course of its business, referring to research collaborations involving Incara, and which do not differ from or go beyond the terms of the Initial Press Release (except that no quotes from EPIL shall be repeated), without obtaining the consent of EPIL to the contents thereof; provided, however, that any other type of press release or public disclosure by Incara in respect of this Agreement or the transactions contemplated hereby will require the consent of EPIL to the contents thereof, which consent shall not be unreasonably withheld or delayed.

                  (b) Conduct of Business. From the date of this Agreement until the earlier of (x) the final Later Closing Date and (y) the termination of this Agreement pursuant to Section 7 hereof, Incara shall (i) operate its business only in the ordinary course of business consistent with past practices and (ii) not create, adopt, enact or approve any (nor amend, supplement or modify any existing) agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; provided, that this clause (ii) shall not be deemed violated by any "excess parachute payments" resulting from any agreement, contract or arrangement (including any stock options or other stock grants) in effect as of the Initial Closing Date as to which Incara and Aeolus have represented herein would not result in the payment of any "excess parachute payments" as of the Initial Closing Date.

                  (c) Reserved Shares. Incara shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, a sufficient number of shares of Common Stock to provide for the issuance of such shares upon the conversion of the Series B Preferred Stock.

                  (d) Use of Proceeds.

                      (i) Without the prior written approval of EPIL, the following proceeds from the sale of the Shares shall be used in the following manner:

                            (A) at least U.S.$[*] of the proceeds of the Initial
                  Purchase shall be used to fund the continued research and development by Aeolus and Incara of the Compounds in the Field and the achievement of the IND Milestone;

                            (B) the proceeds of the sale of Shares to EPIL
                  relating to the Preliminary Milestone shall be used, (x) if the Preliminary Milestone was reached as a result of the occurrence of a Third Party Equity Purchase, solely to fund the continued research and development by Aeolus and Incara of the Compounds in the Field and the achievement of the remaining Milestone Events, and (y) if the Preliminary Milestone was reached as a result of the occurrence of a Third Party Collaboration, for general corporate purposes; and

                            (C) all of the proceeds of the sale of Shares to
                  EPIL relating to theany other Milestone Event shall be used solely to fund the continued research and development by Aeolus and Incara of the Compounds in the Field and the achievement of the remaining Milestone Events; provided, that to the extent that at the time Aeolus obtains any Milestone Event, any proceeds from the purchase of Shares by EPIL that were to be used to obtain such Milestone remain available, Incara may use such unutilized funds in the ordinary course of its business; provided, further that all proceeds of the purchase of Shares resulting from the obtainment of such Milestone Event shall be used in accordance with this clause
                  (C) to obtain the next Milestone Event

            [*] Confidential treatment requested; certain information
                          omitted and filed separately with SEC.

         In the event that Incara utilizes funds from a source other than the purchase of Shares by EPIL to fund the obtainment of any Milestone Event, the proceeds resulting from EPIL's purchase of the Share upon such Milestone Event may to used to reimburse Incara for such advances.

                     (ii) Notwithstanding the foregoing, no proceeds of the purchase by EPIL of Shares under this Agreement shall be used to effectuate any of the following:

                            (A) a declaration or payment of any dividends or
                 distributions on any capital stock of Incara, Aeolus or any of their respective affiliates (other than any dividends or distributions to any affiliate of Elan);

                            (B) the purchase, redemption, retirement or other
                 acquisition of any of the capital stock now or hereafter outstanding of Incara, Aeolus or any of their respective affiliates (other than repurchases from employees, consultants or other parties subject to reverse vesting arrangements);

                            (C) any transaction (other than for the payment of
                 salary of, or reimbursement of expenses incurred by, an employee, or payments of compensation made under a consulting agreement, in each case in the ordinary course of business consistent with past practice of Incara), with any officer, manager, director or shareholder of Incara, Aeolus or any of their respective affiliates or with any affiliates of an officer, manager, director or shareholder of Incara, Aeolus or any of their respective affiliates (including family members);

                            (D) the making of any loans, except advances and
                 similar expenditures in the ordinary course of business consistent with past practices; or

                            (E) the payment of any bonus, salary, commission
                 profit sharing or other compensation, except such payments as are within ordinary course of business consistent with past practices of such company.

                 (e) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Transaction Documents.

                 SECTION 6. Survival and Indemnification.

                 (a) Survival. For the purposes of this Section, the representations and warranties of Incara, Aeolus, EPIL and EIS contained in Sections 3 and 4 hereof shall survive for a period of 24 months from and after the date hereof, and the provisions of Sections 1, 5, 6, 7, 16 and 17 shall survive the termination of this Agreement; all other terms and provisions of this Agreement shall cease to have effect and be null and void upon the termination of this Agreement.

                  (b) Indemnification. In addition to all rights and remedies available to the parties hereto at law or in equity, Incara and Aeolus (each, in such capacity, "Indemnifying Party") shall indemnify EPIL, its stockholders, officers, directors and assigns, their affiliates, and their affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                      (i)   any misrepresentation or breach of any
         representation or warranty of Incara or Aeolus contained in this Agreement or the Development Agreement;

                      (ii) any third party claim or action, or potential or threatened claim or action, related to this Agreement, the Development Agreement and the transactions contemplated hereby or thereby;

                      (iii) any nonfulfillment, default or breach of any covenant or agreement on the part of Incara or Aeolus under this Agreement or the Development Agreement; or

                      (iv) the research and development activities conducted by Incara or Aeolus on any Compound prior to the Initial Closing Date.

                  (c) Maximum Recovery. Notwithstanding anything in this Agreement to the contrary, in no event shall the Indemnifying Party be liable for indemnification under this Section 6 in an amount in excess of the aggregate of the purchase price paid for the Shares. No Indemnified Person shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Person, when aggregated with all previous Losses hereunder, equal or exceed U.S. $250,000, but at such time that an Indemnified Person is entitled to assert a claim, such claim shall include all Losses covered by this Section 6.

                  (d) Exception. Notwithstanding the foregoing, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein), the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Persons claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company, or its successor, as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

                  (e) Investigation. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

                  (f) Contribution. If the indemnity provided for in this
Section 6 shall be, in whole or in part, unavailable to any Indemnified Person, due to Section 6(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 6(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 6 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

                  (g) Limitation. This Section 6 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or any other the Transaction Document.

                  (h) Exclusion of Liability. Notwithstanding anything to the contrary in this Agreement, no party shall be liable to any other party by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential, special or incidental or punitive loss or damage, whether for loss of current or future profits, loss of enterprise value or otherwise.

                  SECTION 7. Termination. (a) This Agreement shall terminate on the earliest to occur of any of the following events:

                      (i)  the mutual written agreement of the parties hereto;

                      (ii) by written notice of EPIL and EIS to Incara, if (A) the First Phase I Milestone shall not have occurred prior to the close of business on the date that is 180 days after the date set forth in the Development Plan for the achievement of such Milestone Event or (B) the First Phase II Milestone shall not have occurred prior to the close of business on the date that is 180 days after the date set forth in the Development Plan for the achievement of such Milestone Event, in each case, subject to the extension by the Steering Committee of such date set forth in the Development Plan;

                      (iii) by written notice of EPIL and EIS to Incara, if Incara or Aeolus shall have materially breached any of its representations, warranties or agreements contained in this Agreement or the Development Agreement, which breach, if curable, has not been cured within 15 days of such notice or if a Bankruptcy Event (as defined below) shall have occurred with respect to Incara or Aeolus; or

                      (iv) by written notice of Incara to EPIL, if EPIL or EIS shall have materially breached any of its representations, warranties or agreements contained in this Agreement or the Development Agreement, which breach, if curable, has not been cured within 15 days of such notice or if a Bankruptcy Event (as defined below) shall have occurred with respect to EPIL or EIS.

                  (b) Nothing in this Section 7 shall relieve any party of any liability for a breach of this Agreement prior to its termination. Except as set forth in Section 6(a), all rights and obligations of the parties under this Agreement shall terminate.

                  (c) For the purpose of this Section 7, a "Bankruptcy Event", with respect to any party, shall occur upon the following:

                      (i) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such party or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland; or

                      (ii) an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within sixty (60) days, or a party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a party are for any reason seized, confiscated or condemned.

                  SECTION 8. Relationship of the Parties. Nothing contained in this Agreement is intended or is to be construed to constitute EPIL or EIS and Incara or Aeolus as partners, or EPIL or EIS as an employee or agent of Incara or Aeolus, or Incara or Aeolus as an employee or agent of EPIL or EIS.

                  SECTION 9. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                  (a)      if to Incara or Aeolus, to:

                           Incara Pharmaceuticals Corporation
                           Post Office Box 14287
                           79 T. W. Alexander Drive
                           4401 Research Commons, Suite 200
                           Research Triangle Park, North Carolina 27709
                           Attention: Chief Executive Officer
                           Facsimile: (919) 544-1245

                           with a copy to:

                           Wyrick Robbins Yates & Ponton LLP
                           4101 Lake Boone Trail
                           Suite 300
                           Raleigh, North Carolina 27607
                           Attention: Larry Robbins
                           Facsimile: (919) 781-4865

                  (b)      If to EPIL to:

                           Elan Pharma International Limited
                           Wil House
                           Shannon Business Park
                           Shannon, Co. Clare
                           Ireland
                           Facsimile: (011) 353-1-7094082

                           with a copy to:

                           Reitler Brown LLC
                           800 Third Avenue
                           New York, New York 10022

                           Attention:  Scott Rosenblatt
                           Facsimile:  (212) 371-5500

                  (c)      If to EIS to:

                           Elan International Services, Ltd.
                           102 St. James Court
                           Flatts, Smiths Parish
                           Bermuda FL 04
                           Attention:  Chief Executive Officer
                           Facsimile:  441-292-2224

                           with a copy to:

                           Reitler Brown LLC
                           800 Third Avenue
                           New York, New York  10022
                           Attention:  Scott Rosenblatt
                           Facsimile:  (212) 371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 9. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

                  SECTION 10. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto; provided that the Transaction Documents shall not affect the rights of EPIL and its affiliates under the Prior Purchase Agreement, and all documents, agreement, instruments and securities executed or issued in connection with the Prior Purchase Agreement.

                  SECTION 11. Amendments and Waiver. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the parties hereto dated after the date hereof.

                  SECTION 12. Counterparts and Facsimile. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

                  SECTION 13. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

                  SECTION 14. Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under this Agreement that is not settled by mutual consent may be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and each party consents to the non-exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute. Nothing contained in this Section shall prevent the adjudication of any dispute under this Agreement by any other state or federal court, regardless of location, so long as such court has jurisdiction and is located in a proper venue.

                  SECTION 15. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

                  SECTION 16. Exhibits and Schedules. The exhibits to and schedules delivered by or on behalf of any party in connection with this Agreement are an integral part of this Agreement, and any statements contained in such schedules shall be deemed to be representations and warranties under this Agreement.

                  SECTION 17. Assignments and Transfers. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Agreement, the shares of Series B Preferred Stock purchased hereunder and the Underlying Shares may be assigned or transferred by EPIL and its permitted assigns and transferees to their respective affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EPIL or its affiliates or subsidiaries; provided, that the parties hereto shall continue to be bound by the terms, conditions and obligations of this Agreement. Other than as set forth above, no party shall assign or transfer all or any part of this Agreement, without the prior written consent of the other party. Subject to compliance with applicable Federal and state securities laws, the shares of Series B Preferred Stock purchased hereunder and the Underlying Shares may be assigned or transferred by EPIL.

                  SECTION 18. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                            [Signature page follows]

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

                          INCARA PHARMACEUTICALS CORPORATION


                          By:   ______________________________________
                                Name: Clayton I. Duncan
                                Title: President and Chief Executive Officer


                          AEOLUS PHARMACEUTICALS, INC.


                          By:   ______________________________________
                                Name: Clayton I. Duncan
                                Title: President and Chief Executive Officer


                          ELAN PHARMA INTERNATIONAL LIMITED


                           By:   ______________________________________
                                Name:  ____________________
                                Title: Authorized Signatory


                          ELAN INTERNATIONAL SERVICES, LTD.


                          By:   ______________________________________
                                Name:  ____________________
                                Title: Authorized Signatory

                                    EXHIBIT A

                        Development and Option Agreement

                                       [filed as a separate exhibit]

                                    EXHIBIT B

               Amended and Restated Registration Rights Agreement

                                [filed as a separate exhibit]

                                    EXHIBIT C

                             SECRETARY'S CERTIFICATE

          The undersigned, Secretary of [________], a Delaware corporation (the "Corporation"), does hereby certify as follows:

     1. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), certified by the Secretary of State of the State of Delaware, as in effect as of the date hereof and at all times since
     _________.

     2. Attached hereto as Exhibit B is a true, correct and complete copy of the by-laws of the Corporation (the "By-Laws"), as in effect as of the date hereof and at all times since ____________.

     1. No further amendments to the Certificate of Incorporation or By-Laws have been approved by the Board of Directors or stockholders of the Corporation, or filed with Secretary of State of the State of Delaware. No transaction or proceeding for the dissolution, merger, consolidation or liquidation of the Corporation, or for the sale of all or substantially all of its assets, is pending or threatened, and no such transaction or proceeding is contemplated by the Corporation.

     3. Attached hereto as Exhibit C are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Corporation on [________]. Such resolutions have not been amended or modified, are in full force and effect in the form adopted, and are the only resolutions adopted by the Board of Directors of the Corporation relating to the authorization of each of the execution and delivery of the Securities Purchase Agreement (the "Agreement") [and the Registration Rights Agreement], the performance by the Corporation of its obligations thereunder, and the consummation of the transactions contemplated thereby, including the issuance and sale of the Series B Preferred Stock (as defined in the Agreement).

     4. [Each of] the Agreement [and the Registration Rights Agreement] is in the form approved by the Board of Directors of the Corporation in the resolutions referred to in paragraph 4 above.

     5. Attached hereto as Exhibit D is a true, correct and complete copy of the Long-Form Certificate of Good Standing of the Corporation, issued on [______], by the Secretary of State of the State of Delaware.

     6. Attached hereto as Exhibit E are true, correct and complete copies of long-form good standing certificates from each foreign jurisdiction in which the Corporation is authorized to transact business.

     7. The persons named below have been duly elected and appointed, have been duly qualified and, as of the date hereof, are officers of the Corporation holding the respective offices set forth opposite their names, are each duly authorized on behalf of the Corporation in their capacities as officers of the Corporation to execute and deliver all documents contemplated by the resolutions referred to in paragraph 4 above, and the signatures set out opposite their names are their genuine signatures.

            Name               Title(s)                   Signature

                                                    ______________________


                                                    ______________________


                                                    ______________________


                                                    ______________________


                                                    ______________________


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         In Witness Whereof, the undersigned has executed this Secretary's Certificate on the ____day of [_________], [___].

                                          ______________________________________
                                          Name:
                                          Title: Secretary


         The undersigned, being the duly appointed and acting President of [__________] does hereby certify that [___________] has been duly appointed and, on this date, is the Secretary of [____________] and that the signature set forth above is his genuine signature.

         In Witness Whereof, the undersigned has executed this Secretary's Certificate on this ___ day of [_________], [___].


                                          ______________________________________
                                          Name:
                                          Title: President

                                    EXHIBIT D

                              OFFICER'S CERTIFICATE

                  I, ________________, the [__________] of [__________], a
         Delaware corporation (the "Corporation"), do hereby certify that (i) all covenants, agreements and conditions contained in the Securities Purchase Agreement (the "Agreement"), dated as of the date hereof, among the Corporation, [_______], Elan International Services, Ltd. and Elan Pharma International Limited to be performed or complied with by the Corporation prior to the Closing (as defined in the Agreement) for which this certificate is to be delivered, including, without limitation, the conditions set forth in Section 2 of the Agreement, have been performed or complied with in all material respects, and (ii) the representations and warranties of the Corporation set forth in the Agreement are true, correct and complete in all material respects.

                  In Witness Whereof, I have signed this Officer's Certificate as of [_________].


                                                  ______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT E

                     Form of Opinion of Incara Legal Counsel

1. Each of Incara and Aeolus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in North Carolina which, to our knowledge, represents all jurisdictions in which the nature of its business or the ownership of its property has made such qualification necessary.

2. Each of Incara and Aeolus has full corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby, to own its property and to conduct its business in the manner currently conducted.

3. The Transaction Documents and the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of Incara and Aeolus, and have been duly executed and delivered by Incara and Aeolus.

4. The Transaction Documents are valid and binding obligations of Incara and Aeolus, enforceable in accordance with their respective terms.

5. Upon consummation of the purchase of the the Series B Preferred Stock pursuant to the Purchase Agreement, the Series B Preferred Stock will be duly and validly authorized and issued, and fully paid and nonassessable. The holders of the Series B Preferred Stock are entitled to the rights, preferences and priorities set forth in Incara's Amended and Restated Certificate of Incorporation (the "Certificate"). Upon conversion of shares of the Series B Preferred Stock in accordance with the terms of the Certificate, the Common Stock received thereon will be duly and validly issued, fully paid and non-assessable.

6. The authorized capital stock of Incara consists of (a) ____________ shares of Common Stock, (b) __________ shares of Preferred Stock, of which ______ shares are designated as Series B Convertible Preferred Stock and _________ shares are designated as Series C Convertible Exchangeable Preferred Stock. All issued and outstanding shares of Common Stock are fully paid and non-assessable.

7. The execution and delivery of the Transaction Documents and performance by Incara and Aeolus of their respective obligations thereunder do not conflict with or violate the Certificate or Aeolus's Certificate of Incorporation, as amended, or their respective by-laws, or any applicable law, statute, rule or regulation or, to our knowledge, any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body, and do not conflict with and will not violate or conflict with, in any material respect, any contract, agreement or instrument listed as an exhibit to Incara's Annual Report on Form 10-K for the year ended September 30, 2001, as filed with the Securities and Exchange Commission ("SEC Filings"), and which Incara has informed us sets forth all of its and Aeolus's material contracts and agreements. To our knowledge, each of Incara and Aeolus is in compliance, in all material respects, with all applicable laws and regulations, and is not in breach, in any material respect, of any contract, agreement or instrument as filed as an exhibit to Incara's SEC Filings.

8. No approval, authorization or other action by any governmental authority or filing with any such authority which has not been obtained or accomplished is required in connection with the execution, delivery and performance by Incara and Aeolus of the Transaction Documents.

                                    EXHIBIT F

            Form of Amended and Restated Certificate of Incorporation

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INCARA PHARMACEUTICALS CORPORATION

                  Incara Pharmaceuticals Corporation (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), which was incorporated under the name of "Intercardia, Inc." on March 15, 1994, does hereby certify that:

                  1. The name of the Corporation is Incara Pharmaceuticals Corporation.

                  2. The Corporation was originally incorporated and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State for the State of Delaware on March 15, 1994 under the name Intercardia, Inc.

                  3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the Corporation's stockholders in accordance with the provisions of Sections 242 and 245 of the DGCL. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Corporation's Certificate of Incorporation, as amended or supplemented prior to the date hereof.

                  4. The Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                  FIRST: The name of the corporation is Incara Pharmaceuticals Corporation.

                  SECOND: The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                  FOURTH: Authorization. The total number of shares of stock which the Corporation shall be authorized to issue is Eighty-Three Million (83,000,000) shares of stock, with Eighty Million (80,000,000) shares designated Common Stock, each share having $.001 par value, and Three Million (3,000,000) shares of Preferred Stock, each share having $.01 par value, of which Six Hundred Thousand (600,000) shares are designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and Twenty Thousand (20,000) shares are designated Series C Convertible Exchangeable Preferred Stock (the "Series C Preferred Stock"). The Series B Preferred Stock and the Series C Preferred Stock shall have the terms and provisions set forth in Appendix A attached hereto.

                  The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations or any series of Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding duly reserved for issuance.

                  FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (1) The election of directors need not be by written ballot, unless the by-laws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  SIXTH: The Corporation shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be bind-ing on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  EIGHTH: The personal liability of directors of the Corporation is hereby eliminated to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware as the same may be amended and supplemented.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, Incara Pharmaceuticals Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer this ____ day of March 2002.

                                 INCARA PHARMACEUTICALS CORPORATION


                                 _______________________________________________
                                 Name:  Richard W. Reichow
                                 Title: Executive Vice President and
                                        Chief Financial Officer

                                                                      APPENDIX A

                            PREFERENCES AND RIGHTS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
              AND SERIES C CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF
                       INCARA PHARMACEUTICALS CORPORATION

         The Series B Preferred Stock and the Series C Preferred Stock shall have the terms and provisions herein set forth:

                                   ARTICLE I.
                            Series B Preferred Stock.

         1. Rank. The Series B Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank pari passu with each class of Common Stock (as defined in Article IV below) on an as-converted basis.

         2. Dividends.

            (a) Subject to prior and superior rights of holders of any shares of Series C Preferred Stock and any other series or class of capital stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of funds legally available for the purpose, dividends or distributions in cash, stock or otherwise.

            (b) In addition to Section 2(a) above, from and after the date hereof, when and if the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock, the holders of Series B Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series B Preferred Stock could then be converted pursuant to Section 5 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

         3. Liquidation. In the event of any Wind-up or Asset Sale (each as defined in clauses (i) and (ii), respectively, of the definition of Liquidation Event in Article IV below), whether voluntary or involuntary, the holders of Series B Preferred Stock shall have the right to receive, pari passu with the holders of the Common Stock and subject to the rights of the holders of Series C Preferred Stock and any other senior class or series of capital stock of the Corporation, the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder (assuming, for such purposes, the holders of Series B Preferred Stock are deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible).

         4.       Voting.

                  (a) Except as provided in Section 4(b) below, the holders of Series B Preferred Stock shall not be entitled to vote on matters submitted to the holders of the Common Stock or any other class of capital stock of the Corporation.

                  (b) Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series:

                      (i) amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or any holder thereof (including by creating any additional classes or series of senior and/or pari passu capital stock of the Corporation); or

                      (ii) change the rights of the holders of the Series B Preferred Stock in any other respect.


         5.       Conversion of Series B Preferred Stock into Common Stock.

                  (a) Conversion Procedure.

                      (i) Subject to Article III below, from time to time after the Issue Date (as defined in Article IV below), any holder of Series B Preferred Stock may convert all or any portion of his or its Eligible Series B Shares (as defined in Article IV below) into a number of validly issued, fully paid and non-assessable shares of Conversion Stock (as defined in Article IV below) computed by multiplying the number of shares to be converted by the Series B Conversion Ratio (as defined below) then in effect.

                      (ii) Each conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the shares of Series B Preferred Stock that are being converted have been surrendered and new certificates representing shares of the Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series B Preferred Stock being converted shall be evidence of the issuance of such shares of Conversion Stock. At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                      (iii) As soon as practicable after a conversion has been effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder: (A) a cer-tificate or certificates representing, in the aggregate, the number of shares of Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (iv)     The issuance of certificates for shares of
Conversion Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.

                           (v)      The Corporation shall not close its books
against the transfer of Series B Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

                           (vi)     No fractional shares of Conversion Stock or
scrip representing fractional shares shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered by such record holder. Instead of any fractional share of Conversion Stock otherwise issuable upon conversion of any shares of Series B Preferred Stock, the number of shares of Conversion Stock to be issued upon conversion of any shares of Series B Preferred Stock shall be rounded down to the nearest whole share.

                           (vii)    The Corporation shall use its best efforts
at all times to reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series B Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

                  (b) Conversion Ratio.

                      (i) "Series B Conversion Ratio" shall initially mean the Initial Series B Conversion Ratio described in this Section 5, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

                      (ii) The "Initial Series B Conversion Ratio" shall be 10 shares of Common Stock for each one share of Series B Preferred Stock.

                  (c) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend or distribution, recapitalization, reclassification or any similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split, recapitalization, reclassification or any similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Ratio in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

                  (d) Consolidation, Merger or Sale of Assets. Prior to the consummation of any Significant Transaction (as defined in Article IV below), and subject to applicable regulatory approvals the Corporation shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such assets as such holder would have received in connection with such Significant Transaction if such holder had converted its Series B Preferred Stock into Conversion Stock immediately prior to such Significant Transaction. The Corporation shall not effect any Significant Transaction unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the person or entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (e) Recapitalizations, Reclassifications or Reorganizations. If at any time or from time to time there shall be a recapitalization, reclassification or reorganization affecting the Common Stock (other than a subdivision, combination or merger or sale of assets otherwise provided for in Sections 5(c) or 5(d)) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization, reclassification or reorganization to the end that the provisions of this Section 5 shall be applicable after that event as nearly equivalent as may be practicable.

            (f) Notices.

                (i) Promptly upon any adjustment of the Series B Conversion Ratio, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                (ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights with respect to any Significant Transaction or Liquidation Event.

                (iii) The Corporation shall give written notice to the holders of Series B Preferred Stock at least 10 days prior to the date on which any Significant Transaction shall take place, which notice may be one and the same as that required by (ii) above.

         6. Voting on Amendment. Notwithstanding anything to the contrary in the Certificate of Incorporation, no class or series of the capital stock of the Corporation other than the Series B Preferred Stock shall be entitled to vote with respect to any amendment, modification or termination of any of the designations, preferences or relative, participating, optional, or other special rights, or the qualifications, limitations, or restrictions of the Series B Preferred Stock, except as otherwise provided by non-waivable provisions of the DGCL.

                                   ARTICLE II.
                            Series C Preferred Stock.

         1. Rank. The Series C Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank senior and prior to (a) the Series B Preferred Stock, (b) the Common Stock,
(c) any series of preferred stock hereafter created and (d) any other equity interests (including, without limitation, warrants, stock appreciation rights, phantom stock rights, profit participation rights in debt instruments or other rights with equity features, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation that by its terms rank junior to the Series C Preferred Stock.

         2. Dividends.

            (a) Mandatory Dividends. The holders of Series C Preferred Stock shall be entitled to receive a mandatory dividend equal to 7.0 % per year, compounded annually on each succeeding 12 month anniversary of the first issuance. Such dividend shall be cumulative and shall be payable annually on each succeeding 12 month anniversary of the Issue Date and shall be payable, at the option of the Corporation by the issuance of additional shares of Series C Preferred Stock at a price per share equal to the Series C Original Issue Price; provided, that such dividend shall not be declared or paid to any holder without the consent of such holder.

                  (b) Discretionary Dividends. In addition to any mandatory dividends pursuant to Section 2(b) above, from and after the date hereof, when and if the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to the holders of either Series B Preferred Stock or Common Stock, or both, the holders of Series C Preferred Stock shall be entitled to the amount of dividends per share in the same form as such dividends or distributions that would be payable on the largest number of whole shares of Series B Preferred Stock (or, if such dividends are declared only with respect to the holders of Common Stock, the largest number of whole shares of Common Stock) into which a holder's aggregate shares of Series C Preferred Stock could then be converted pursuant to Section 5 of this Article III (and, if such dividends are declared only with respect to the holders of Common Stock, subsequently pursuant to Section 5 of Article II), in either instance, such number to be determined as of the record date for the determination of holders of the Series B Preferred Stock or Common Stock entitled to receive such dividend.

                  (c) Dividend Preference. From and after the date hereof, when and if the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to (i) the Common Stock, Series B Preferred Stock, or any other capital stock or security issued by the Corporation which shall be junior to the Series C Preferred Stock as to such dividends and distributions, such dividend or distribution shall not be paid until the payment of all Series C Preferred Stock dividends accrued or to be accrued through that date, or (ii) the then-outstanding capital stock of the Corporation that is pari passu to the Series C Preferred Stock as to such dividends or distributions, such dividends shall not be paid unless an equivalent payment is made to the holders of the Series C Preferred Stock, pro-rata, on the accrued and unpaid dividends payable to the Series C Preferred Stock as of the date of such payment.

         3.       Liquidation Preference.

                  (a) In any Liquidation Event, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of the Common Stock, the Corporation's Series B Preferred Stock or any other class or series of stock subordinate in liquidation preference to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, the Original Series C Issue Price (as defined below) as adjusted to reflect any and all subdivisions (by stock split, stock dividend, recapitalization or any similar transaction) or combination or consolidations (by reverse stock split, reclassification or any similar transaction) (the "Series C Liquidation Preference").

                  (b) If, upon any Liquidation Event, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amounts to which they shall be entitled, the holders of the Series C Preferred Stock shall share ratably in any distribution of assets in proportion to the aggregate liquidation preferential amounts owed to such holders.

        4. Voting.

           (a) Except as provided in Section 4(b) below, the holders of Series C Preferred Stock shall not be entitled to vote on matters submitted to the holders of the Common Stock or any other class of capital stock of the Corporation.

           (b) Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, voting separately as a series:

               (i) amend its Certificate of Incorporation so as to affect adversely the shares of Series C Preferred Stock or any holder thereof (including by creating any additional classes or series of senior and/or pari passu capital stock of the Corporation); or

               (ii) change the rights of the holders of the Series C Preferred Stock in any other respect.

        5. Conversion of Series C Preferred Stock into Series B Preferred Stock.

           (a) Conversion at Election of Holders of Series C Preferred Stock.

               (i) Subject to Article III below, from time to time after the second anniversary after the Issue Date, and subject to receipt of all applicable regulatory approvals, any holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends, held by such holder into a number of shares validly issued, fully paid and non-assessable shares of Series B Conversion Stock (as defined in Article IV below) computed by multiplying the number of shares to be converted by the Original Series C Issue Price (as defined below) and dividing the result by the Series C Conversion Price (as defined below) then in effect.

               (ii) Each conversion of Series C Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder. Until the certificates representing the shares of Series C Preferred Stock that are being converted have been surrendered and new certificates representing shares of the Series B Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series C Preferred Stock being converted shall be evidence of the issuance of such shares of Series B Conversion Stock. At such time as such conversion has been effected, the rights of the holder of such Series C Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series B Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series B Conversion Stock represented thereby.

                      (iii) As soon as practicable after a conversion has been effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder: (A) a certificate or certificates representing, in the aggregate, the number of shares of Series B Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                      (iv) The issuance of certificates for shares of Series B Conversion Stock upon conversion of Series C Preferred Stock shall be made without charge to the holders of such Series C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Series B Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.

                      (v) The Corporation shall not close its books against the transfer of Series C Preferred Stock or of Series B Conversion Stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the timely conversion of Series C Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series C Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

                      (vi) No fractional shares of Series B Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Series B Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered by such record holder. Instead of any fractional share of Series B Conversion Stock otherwise issuable upon conversion of any shares of the Series C Preferred Stock, the number of shares of Series B Conversion Stock upon conversion of Series C Preferred Stock to be issued shall be rounded down to the nearest whole share.

                      (vii) The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Series B Conversion Stock, solely for the purpose of issuance upon the conversion of Series C Preferred Stock, such number of shares of Series B Conversion Stock as are issuable upon the conversion of all outstanding Series C Preferred Stock. All shares of Series B Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder. The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Series B Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series

B Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

                  (b) Conversion Price.

                      (ii) "Series C Conversion Price" for the Series C Preferred Stock shall initially mean U.S.$64.90, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

                      (ii) The "Original Series C Issue Price" shall be U.S.$1,000.00 per share.

                  (c) Conversion upon Occurrence of Significant Transaction. Upon the occurrence of a Significant Transaction, the Corporation and any holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock held by such holder into a number of shares of Series B Conversion Stock in the same manner as provided in subsection (a) above, and then, into a number of shares of Common Stock in the same manner as provided in
Article I, Section 5 hereof, provided that if the Significant Transaction results in the holders of the outstanding equity securities of the Corporation immediately prior to such Significant Transaction holding securities representing less than 25% of the outstanding equity securities (on an as converted common stock basis) of the surviving entity immediately following the Significant Transaction, then, notwithstanding the provisions of Article II,
Section 5(b)(i) hereof, the Series C Conversion Price shall be equal to the Fair Market Value (on an as converted to common stock basis), provided further that the Series C Conversion Price shall not be less than the Share Price Floor (as defined in Article II Section 6(a) hereof) (on an as converted to common stock basis) or greater than the Series C Conversion Price set forth in Article II,
Section 5(b)(i) hereof (as might be adjusted as provided in Article II, Section 5(d) hereof).

                  (d) Subdivision or Combination of Common Stock. If the Corporation at any time (i) subdivides (by any stock split, stock dividend or distribution, recapitalization, reclassification or similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the Series C Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased, or (ii) combines (by reverse stock split, recapitalization, reclassification or any similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the Series C Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately increased.

                  (e) Consolidation, Merger or Sale of Assets. Subject to applicable regulatory approvals, prior to the consummation of any Significant Transaction, the Corporation shall make appropriate provisions to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Series B Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock, such assets as such holder would have received in connection with such Significant Transaction if such holder had converted its Series

C Preferred Stock into Series B Conversion Stock (and such holder had the opportunity to convert such Series B Preferred Stock into Common Stock) immediately prior to such Significant Transaction. The Corporation shall not effect any Significant Transaction unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (f) Recapitalizations, Reclassifications or Reorganizations. If at any time or from time to time there shall be a recapitalization, reclassification or reorganization affecting the Common Stock (other than a subdivision, combination or merger or sale of assets otherwise provided for in Sections 5(d) or 5(e)) provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series C Preferred Stock after the recapitalization, reclassification or reorganization to the end that the provisions of this Section 5 shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) Notices.

                      (i) Promptly upon any adjustment of the Series C Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                      (ii) The Corporation shall give written notice to all holders of Series C Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Series B Preferred Stock or Common Stock or (B) for determining rights to vote with respect to any Significant Transaction or Liquidation Event.

                      (iii) The Corporation shall give written notice to the holders of Series C Preferred Stock at least 10 days prior to the date on which any Significant Transaction shall take place, which notice may be one and the same as that required by (ii) above.

         6.       Redemption of Series C Preferred Stock.

                  (a) Mandatory Redemption. On the sixth anniversary after the Issue Date (the "Redemption Date"), the Corporation shall redeem all then issued and outstanding shares of Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends (the "Series C Mandatory Redemption") in accordance with this Section 6. The Corporation shall effect the Series C Mandatory Redemption on the Redemption Date, by paying, in the sole discretion of the Corporation, either (the "Series C Redemption Price"):

                      (i) cash in exchange for each share of Series C Preferred Stock to be redeemed on the Redemption Date in an amount equal to the Series C Outstanding Amount (as defined below), or

                      (ii) shares of, at the option of a majority of the holders of Series C Preferred Stock, (A) Common Stock, (B) Series B Preferred Stock or
(C) a combination of Common Stock and Series B Preferred Stock (collectively, the "Redemption Shares"), in each case, having an aggregate then Fair Market Value (as defined in Article IV below) equal to the Series C Outstanding Amount; provided that, in the event redemption is made in shares of Common Stock or Series B Preferred Stock (or, at the option of a majority of the holders of Series C Preferred Stock, a combination of Common Stock and Series B Preferred Stock), (x) the number of shares of Common Stock to be issued in connection with the redemption shall not exceed the relevant portion of the Series C Redemption Price attributable to the Common Stock divided by U.S.$1.30 (subject to adjustment pursuant to the immediately subsequent sentence, the "Share Price Floor") and (x) the number of shares of Series B Preferred Stock to be issued in connection with the redemption shall not exceed a number of shares of Series B Preferred Stock convertible, as of the date of issuance, into a number of shares of Common Stock equal to the relevant portion of the Series C Redemption Price attributable to the Series B Preferred Stock divided by the applicable Share Price Floor. The "Share Price Floor" shall be proportionately adjusted for any stock split, stock combination or similar event affecting the Common Stock. Any redemption effected pursuant to this Section 6 shall be made pro rata on the basis of the number of shares then held by each holder of Series C Preferred Stock. If any date fixed for redemption of shares pursuant to this paragraph is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter.

                  (b) Mechanics of Redemption. Not less than 15 days nor more than 30 days prior to the Redemption Date, the Corporation shall give written notice by first class mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock, at the address of such holder last shown on the records of the Corporation, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder on the Redemption Date, whether payment will be made in cash or in Redemption Shares the place at which payment may be obtained and calling upon such holder to surrender to the Corporation in the manner and at the place designated, its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed on the Redemption Date. On the Redemption Date, each holder of Series C Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in such notice, and thereupon the Series C Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

                  (c) Series C Outstanding Amount. The "Series C Outstanding Amount" shall be an amount equal to the aggregate Series C Liquidation Preference on the Redemption Date, plus an amount equal to all accrued but unpaid dividends.

         7. Exchange of Series C Preferred Stock.

            (a) The holder of all of the then issued and outstanding Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends, which shall not be declared payable and shall not be due, may exchange all, but only all, of the Series C Preferred Stock held by such holder into a number of shares of IDL Conversion Stock (as defined in Article IV below) equal to 30.1% of the aggregate shares of IDL (as defined in
Article IV below) issued on the Issue Date (as defined in Article IV below).

            (b) The exchange of Series C Preferred Stock hereunder shall be deemed to have been effected as of the close of business on the date on which notice of election of such exchange is delivered to the Corporation by such holder. Until the certificates representing the shares of Series C Preferred Stock which are being exchanged have been surrendered and new certificates representing shares of the IDL Conversion Stock shall have been issued by IDL, such certificate(s) evidencing the shares of Series C Preferred Stock being exchanged shall be evidence of the issuance of such shares of IDL Conversion Stock. At such time as such exchange has been effected, the rights of the holder of such Series C Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of IDL Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of IDL Conversion Stock represented thereby. The Series C Preferred Stock so exchanged shall no longer be redeemable or convertible into Series B Preferred Stock and all such rights of conversion under Section 5 shall terminate upon the date of exchange.

            (c) The right of exchange provided hereunder shall expire upon the election by the holder of the Series C Preferred Stock to convert the Series C Preferred Stock into Series B Preferred Stock pursuant to Section 5 above.

            (d) The right of exchange provided hereunder shall also apply to all, but only all, of the shares of the Series B Conversion Stock into which the Series C Preferred Stock is to be converted pursuant to Section 5 above upon the occurrence of a Significant Transaction, provided that the exchange must occur on the date that the conversion would have occurred, and provided further that the right of exchange under this subsection (d) shall expire simultaneously with such conversion if this right of exchange is not exercised as provided in this subsection (d).

         8. Voting on Amendment. Notwithstanding anything to the contrary in the Certificate of Incorporation, no class or series of the capital stock of the Corporation other than the Series C Preferred Stock shall be entitled to vote with respect to any amendment, modification or termination of any of the designations, preferences or relative, participating, optional, or other special rights, or the qualifications, limitations, or restrictions of the Series C Preferred Stock, except as otherwise provided by non-waivable provisions of the DGCL.

                                   ARTICLE III
                Limitations On Rights of Conversion and Exchange.

         1. In the event that any exercise of the rights of conversion and exchange under Articles I and II by the holders of the Series B Preferred Stock or the Series C Preferred Stock would result in the holders owning, directly or indirectly, in the aggregate more that 9.9% of the Common Stock on a fully converted basis, then all or a portion of the Common Stock into which the Series B Preferred Stock (both owned or issuable upon conversion of the Series C Preferred Stock) would convert shall automatically be converted into shares of Series B Preferred Stock to the extent that the holders of the Series B Preferred Stock and the Series C Preferred Stock do not own more than 9.9% of the then outstanding Common Stock, after such conversion.

         2. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect against impairment both the conversion rights of the Series B Preferred Stock and the conversion, redemption and exchange rights of the Series C Preferred Stock.

                                   ARTICLE IV
                              Certain Definitions.

            The following terms, as used throughout Articles I through III of this Certificate of Incorporation, shall have the meanings specified below:

         1. Affiliate. The term "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Corporation (or other specified Person), (ii) any Person who is a beneficial owner of at least 10% of the then outstanding voting capital stock (or options, warrants or other securities which, after giving effect to the exercise thereof, would entitle the holder thereof to hold at least 10% of the then outstanding voting capital stock) of the Corporation (or other specified Person), (iii) any director or executive officer of the Corporation (or other specified Person) or Person of which the Corporation (or other specified Person) shall, directly or indirectly, either beneficially or of record, own at least 10% of the then outstanding equity securities of such Person, and (iv) in the case of Persons specified above who are individuals, Family Members of such Person; provided, however, that no holder of preferred stock nor any of their designated members of the Board of Directors shall be an Affiliate of the Corporation for purposes hereof.

         2. Common Stock. The term "Common Stock" shall mean the common stock, par value $0.001 per share, of the Corporation.

         3. Conversion Stock. The term "Conversion Stock" shall mean the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable upon conversion of the Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         4. Eligible Series B Share. The term "Eligible Series B Share" shall mean a share of Series B Preferred Stock (including any fraction thereof) which has been issued and outstanding for two years or more.

         5. Fair Market Value. The "Fair Market Value" of any one share of Common Stock or Series B Preferred Stock (on an as converted to Common Stock basis) shall be deemed to be (i) the average of the closing sale price of the Common Stock of the Corporation as traded on the Nasdaq National Market, the Nasdaq SmallCap Market, or any other securities exchange (collectively, the "Exchange") for the 10-day period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending three (3) days prior to the date of exercise of redemption pursuant to
Article III hereof; provided, that, if the Common Stock ceases to be traded on the Exchange, the Fair Market Value shall be reasonably determined by the Board of Directors in good faith and certified in a board resolution (taking into account the most recently or concurrently completed arm's length transaction between the Corporation and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any).

         6. Family Members. The term "Family Members" shall mean, as applied to any individual, any spouse, child, grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons (other than any trust administered by an independent trustee) and each custodian of property of one or more such Persons.

         7. IDL. The term "IDL" shall mean Incara Development, Ltd., a Bermuda corporation.

         8. IDL Conversion Stock. The term "IDL Conversion Stock" shall mean the shares of preferred stock of IDL issuable upon exchange of shares of Series C Preferred Stock; provided that if there is a change such that the securities issuable upon exchange of the Series C Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "IDL Conversion Stock" shall mean shares of the security issuable upon exchange of the Series C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         9. Issue Date. The term "Issue Date" shall mean December 21, 2000, the date on which a share of Series C Preferred Stock was first issued by the Corporation.

         10. Liquidation Event. The term "Liquidation Event" means an event occasioned by, and including, (i) the liquidation, dissolution, bankruptcy or winding-up of the affairs of the Corporation (each, a "Wind-Up"), (ii) the sale of all or substantially all of the Corporation's assets (an "Asset Sale"), or
(iii) the issuance by the Corporation of equity securities in a transaction or series of related transactions which results in the holders of the outstanding equity securities of the Corporation immediately prior to such to such transaction or series of related transactions holding securities representing less than 25% of the outstanding equity securities (on an as converted common stock basis) of the Corporation immediately following such transaction or series of related transactions.

         11. Person. The term "Person" shall mean an individual, corporation, partnership, association, trust, joint venture or unincorporated organization or any government, governmental department or any agency or political subdivision thereof.

         12. Public Offering. The term "Public Offering" shall mean any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any similar federal statute then in force, other than an offering in connection with an employee benefit plan.

         13. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

         14. Series B Conversion Stock. The term "Series B Conversion Stock" shall mean the shares of Series B Preferred Stock issuable upon conversion of shares of Series C Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Series B Conversion Stock" shall mean shares of the security issuable upon conversion of the Series C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         15. Significant Transaction. The term "Significant Transaction" shall mean any consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) assets other than Conversion Stock with respect to or in exchange for Common Stock.

         16. Subsidiary. The term "Subsidiary" shall mean any Person of which the Corporation shall at the time own, directly or indirectly through another Subsidiary, 50% or more of the outstanding voting capital stock (or other shares of beneficial interest with voting rights), or which the Corporation shall otherwise control.